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UBS Life Science Conference Greg Lucier, Chairman & CEO, Invitrogen Mark Stevenson, President & COO, Applied Biosystems September, 2008

2 Certain statements contained in this presentations are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Invitrogen and Applera intend that such forward-looking statements be subject to the safe harbor created thereby. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Applied Biosystems, Invitrogen and the combined company. Such forward-looking statements include, but are not limited to, statements relating to financial projections, including revenue and pro forma EPS projections; success in acquired businesses, including cost and revenue synergies; development and increased flow of new products; leveraging technology and personnel; advanced opportunities and efficiencies; opportunities for growth; and expectations of prospective new standards, new delivery platforms, and new selling specialization and effectiveness. A number of the matters discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies resulting from the merger of Invitrogen and Applied Biosystems, combined operating and financial data, future research and development plans and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: the failure to realize capital and operating expense synergies; the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the merger; approval of the merger by the stockholders of Invitrogen and Applied Biosystems and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; volatility of the financial markets and the availability of credit on acceptable terms; and the risks that are described from time to time in Invitrogen’s and Applera’s respective reports filed with the SEC, including Invitrogen’s annual report on Form 10-K for the year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008 and Applera’s annual report on Form 10-K for the year ended June 30, 2007 and quarterly reports on Form10-Q for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008, as such reports may have been amended. This press release speaks only as of its date, and Invitrogen and Applera each disclaims any duty to update the information herein. Safe Harbor Statement

3 Non-GAAP Measurements This presentation and discussion includes certain financial information which constitute “non-GAAP financial measures” as defined by the SEC. The GAAP measures which are most directly comparable to these measures, as well as a reconciliation of these measures with the most directly comparable GAAP measures, can be found at www.appliedbiosystems.com or www.invitrogen.com Additional Information: This presentation is being made pursuant to and in compliance with Rules 165 and 425 of the Securities Act of 1933 and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. In connection with the proposed transaction, Invitrogen and Applied Biosystems have filed a joint proxy statement/prospectus as part of a registration statement on Form S-4 regarding the proposed transaction with the Securities and Exchange Commission, or SEC. The final joint proxy statement/prospectus has been mailed to shareholders of both companies. Investors and security holders are urged to read it in its entirety because it will contain important information about Invitrogen and Applied Biosystems and the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus and other documents at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus and other relevant documents may also be obtained free of charge from Invitrogen by directing such requests to: Invitrogen Corporation, Attention: Investor Relations, 5791 Van Allen Way, Carlsbad, CA 92008, and from Applied Biosystems Inc. at: Applied Biosystems Inc., Attention: Investor Relations 850 Lincoln Center Drive, Foster City, CA 94404. Additional Information

4 Transaction overview Strategic rationale The new company Agenda Recap Invitrogen strategy Integration & SOLiD Update

5 Our Focused Growth Strategy...• Maintain leading proprietary portfolio • Differentiated service • Enhanced profitability 1. Optimize the core business • Emerging markets • Specialty cell systems • Cell biology • Instrumentation • Applied markets 2. Invest in high growth areas Acquisition of ABI accelerates growth in target areas

6 ...Has Delivered Strong Results The financial strength to acquire ABI Revenue ($M) PF Operating Margin (%) PF Operating Margin ($M) 1,151 1,282 1,369 2006 2007 6/30/08 FY LTM 275 319 361 2006 2007 6/30/08 FY LTM 9.0% CAGR 14.6% CAGR 23.9% 24.9% 26.4% 2006 2007 6/30/08 FY LTM

7 We Now Have the Infrastructure to Support a Major Acquisition Premier sales & marketing IT systems infrastructure Then (circa 2006) World-class website Integration of past acquisitions Robust product portfolio Now (circa 2008) Synchronized management systems

8 Transaction overview Strategic rationale Agenda Recap Invitrogen strategy The new company Integration & SOLiD Update

9 Transaction Overview Structure • Invitrogen will acquire all of Applied Biosystems shares • ABI shareholders to receive ~45% in cash, ~55% in Invitrogen shares or may elect all cash or all stock, subject to pro-ration • Invitrogen takes on additional $2.4B debt, total debt $3.5B • Headquarters: Carlsbad, CA • Estimated Closing Month: November Financing Combined Company

10 Creating an Impressive Global Leader Notes: LTM June 30, 2008 Before (Invitrogen) After (Combined) Revenue $1.4B $3.6B Pro-Forma Operating Margin % of revenue $361M 26% $816M 23% Free Cash Flow % of revenue $255M 19% $714M 20% Employees 4,700 ~10,000

11 Leading Player in the Life Sciences $2.2B $2.0B $1.7B $1.6B $1.6B $1.4B $0.8B $0.5B $1.4B $2.2B $3.6B ABI+IVGN ABI Sigma Agilent* Biorad Millipore Waters IVGN Quiagen Techne Illumina Revenues ($ billions, LTM 6/30/08) *BioAnalytical Measurement only

12 Transaction overview Strategic rationale Agenda Recap Invitrogen strategy The new company Integration & SOLiD Update

13 Five Reasons ABI is a Perfect Fit For Invitrogen Scaled-up innovation engine 2 Enhanced commercial/ marketing network 3 High-growth markets 4 Financially attractive 5 Compelling Strategic Rationale 1 Complementary, best-in-class products

14 Creating A World-Class Biotech Tools Company 1 COMPLEMENTARY PRODUCTS Premier Consumables Provider Premier Systems Provider • Cell Culture Expertise • Labeling and Detection Chemistry • Molecular Biology Kits • DNA Sequencing • PCR / Real-Time PCR • Mass Spec Combined: A World-Class Biotech Tools Company • Foundational tools to total solutions • Applying biology to commercial applications

15 Creates Compelling End-to-End Workflow Solution for Our Customers 1 COMPLEMENTARY PRODUCTS • Innovate around workflows • Serve customers holistically Data Interpretation Detection / Analysis Sample Processing Sample Prep

16 1,200 2,400 3,600 IVGN ABI Combined (1) (2) $112M $190M >$300M IVGN ABI Combined (1) FY2007 Actuals (2) FY2008 Estimate (1) (2) Powerful Innovation Engine 2 INNOVATION ENGINE R&D Investment ($M) Patents & Licenses Unmatched scale of R&D – will drive growth + = + =

17 Complementary Commercial / Marketing Networks 3 COMMERCIAL NETWORK • Excels at repeat business • e-Commerce expertise • 1,000+ supply centers • Strong relationships with bench scientists • Excels at systems sales • Global service infrastructure • Presence beyond life sciences • High level customer relationships • Approximately 3,000 sales & service personnel • Fully capture lifetime value of customer revenue • Enhanced customer service levels • Global coverage • Scale at all customers +

18 Strong Platform for Expansion into High Growth Markets 4 HIGH GROWTH MARKETS Market Segment Market Growth Rate IVGN ABI Combined Capabilities 7-9% 10-13% >35% 14-16% Cell Biology $6B Applied Markets $9B Next Gen Sequencing $200M Emerging Geographies $1B

19 $175M of Synergies by Year 3 ~$60M total synergies realized in 2009 5 FINANCIALLY ATTRACTIVE • Raw material synergies • Overhead redundancies • Facility rationalization • R&D scale >$125M Cost Savings • ABI reagents thru IVGN channels • Apply IVGN mix & price discipline • Leverage ABI customer access in Applied Mkts and instrument installed base • New products >$50M Revenue Synergies $175M $125M $50M Total Value Creation

20 Transaction overview Strategic rationale The new company Agenda Recap Invitrogen strategy Integration & SOLiD Update

21 Our Vision for the Future Improving the human condition Our products enable and accelerate research in all areas from medicine... to food safety... to the environment Personalized medicine $1,000 genome Safer food and water New efficient fuels Healthier environment

22 By End Markets By Product Mix By Geography New Company’s Revenue Will Be Highly Diversified... Other 6% APAC 16% United States 44% Europe 34%... with a significant contribution from high-margin consumables Industry & Other 20% Pharma & Biotech 30% Academic & Govt 50% Instrument Reagent Systems 14% Consumables & Services 74% Mass Spec Instruments 12%

23 ...With An Attractive Cash Generating Business Model 1. 75% consumables & services – high margin 2. High visibility – predictable, repeat business 3. Strong cash flow – low capital intensive business 4. Solid balance sheet – debt to EBITDA will be reduced to 3x within first year

24 Leading to Financial Strength in the Short Term... (2009 Financial Guidance) Organic Revenue Growth Non-GAAP EPS(1) 2009E Mid single digits $2.60+(2) ABI acquisition highly accretive by 2010 Notes: (1) Non-GAAP EPS excludes certain acquisition related costs, including amortization of intangible assets, business integration and other expenses. Non-GAAP EPS includes stock option expense. (2) Based on September 2008 currency exchange rates and achievement of $60 million in synergies.

25 And Through the Long Term Revenue Mid single digit organic Non-GAAP Operating Margin % (1) Synergies + 50bps organic 23% High 20's 2008 proforma 4-6 Years Out (1) non-GAAP, excluding stock option expense Growth drivers: • Cost synergies • Organic productivity / fixed cost leveage (~50 bps / yr) $3.7B $4.5B+ 2008 proforma 4 - 6 yrs out Growth drivers: • Revenue synergies • New products • Nextgen sequencing

26 The combined company: A World Class Biotechnology Tools Company Scaled-up R&D Enhanced commercial networks High growth markets Financially attractive Complementary products

27 Transaction overview Strategic rationale Agenda Recap Invitrogen strategy The new company Integration & SOLiD Update

28 The New Organization Combines Key Players from Both Companies President and COO Mark Stevenson Chairman and CEO Greg Lucier CFO David Hoffmeister Human Resources Pete Leddy Global Services / Support Mark O’Donnell Molecular Biology Peter Dansky Genetic Systems Kip Miller Mass Spectrometry Laura Lauman Cell Systems Nicolas Barthelemy OPERATING HEADS From Invitrogen From ABI Functional Leaders

invitrogen

Detailed Integration Plan


Signing
6/11
Kickoff
Late Jun
Blueprint
Lockdown
Current
State
Day One
Certification
Target
Day One
Integration
Complete
Prepare
Initiate & Plan
Refine Plan
Execute Integration
(1-2 years)

*A blueprint is a vision and integration plan which defines how the business will operate as a single entity on Day One and achieve its End State goals

Integration Management – Key Dates

Date	Meeting or Deliverable	Topic Description	
8/25 - 8/26	M	Integration Meetings: Day 1 Focus	✓
8/29	D	Bottoms-Up Synergy Draft Completed and Submitted (Carlsbad)	✓
9/9 - 9/10	M	Vision, Mission, Values and Org Design	✓
9/15	D	Integration Plans Completed and Submitted to IMO	✓
9/24 - 9/25	M	Integration Meetings: All Plans Locked Down	
9/26	D	Bottoms-Up Synergy Final Completed and Submitted to IMO	
10/6 - 10/17	M	Day 1 Dry Runs	
10/10	D	Bottoms-Up Synergy Locked Down	

D – Deliverable M – Meeting ✓ Signifies the task is complete or substantially in progress

Applied Biosystems
29

30 G. Lucier Integration Leader – M. Smedley ABI Integration Partner – Graham Howe Integration Partner – Deloitte Transaction Team Over 60 Personnel Involved in Integration Teams Support Teams Market Facing Teams Synergy Capture/ Value Creation Executive Leadership Integration Management Office (IMO) Clean Room Customer Experience & Revenue Campaign Employee Experience & Communications Deal Team Field Service Support APAC Finance Tax IT Corporate Dev Regulatory EH&S Special Projects Sales Marketing – Web Europe Facilities c Human Resources Legal & Contracts TSA R&D Marketing – Product Americas Manufacturing Procurement Distribution Japan Cross-functional Teams Functional Integration Teams

31 “Genomic Revolution” • Improved diagnostics & disease management • Transformed clinical trials... right treatments for right patients • Genomic baseline at birth... educated consumer and lifestyle choices improve human condition SOLiD Platform • Highest output/run of any platform • 2 base encoding yields highest accuracy of all short-read NGS platforms • Best in class field service and support yielding rapid sales uptake • Combined company capabilities will further improve platform with: • Improved front end (“walk away”) • Optimized reagents (labeling & molecular biology expertise) Next Generation Sequencing Driving New Discoveries.. Enabling $10,000 genome

32 We Continue to Scale SOLiD Throughput... Reducing Customer Project Costs Customer Lab 4 13 20 Thruput (Gb) 0 10 20 30 40 50 60 October 07 February 08 May 08 October 08 Early 09 9 17 3 AB R&D

33 Enabling $10,000 Genome & Beyond • Continual improvement to system – SOLiD System beyond $10K Genome Small RNA Discovery Small RNA Kit 10K Genome High Density Slide Long Mate Pair Whole Transcriptome GEx End to End GEx Workflow Epigenomics DNA Methylation Workflow $5K Genome Ordered Array Slide $1K Genome Chemistry and Instrument Redesign

34 The combined company: A World Class Biotechnology Tools Company IN SUMMARY Scaled-up R&D Enhanced commercial networks High growth markets Financially attractive Complementary products

UBS Life Science Conference September, 2008

FINAL TRANSCRIPT

IVGN - Invitrogen Corporation at UBS Global Life Sciences Conference

Event Date/Time: Sep. 23. 2008 / 11:30AM ET

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© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Sep. 23. 2008 / 11:30AM, IVGN - Invitrogen Corporation at UBS Global Life Sciences Conference

CORPORATE PARTICIPANTS

Greg Lucier

Invitrogen Corporation - Chairman and CEO

Mark Stevenson

Applied Biosystems - President and COO

CONFERENCE CALL PARTICIPANTS

Cici Zhang

UBS - Analyst

PRESENTATION

Cici Zhang - UBS - Analyst

Good morning, everyone, and welcome again to the 2008 UBS Global Life Sciences Conference.

My name is [Cici Zhang], and I’m happy to introduce our next speakers. Greg Lucier, Chairman and CEO; David Hoffmeister, Senior Vice President of Finance and CFO from Invitrogen Corporation; and Mark Stevenson, President and COO of Applied Biosystems.

Following this presentation, there will be a breakout session in the Broadway Room downstairs. Thank you.

Greg Lucier - Invitrogen Corporation - Chairman and CEO

Good morning, everybody. It’s a pleasure to be here. I’m Greg Lucier, Chairman and CEO of Invitrogen. And joining me again is Mark Stevenson, the President and Chief Operating Officer of Applied Biosystems and my colleague, David Hoffmeister, Chief Financial Officer of Invitrogen.

Before we get into the presentation, we’ll be sharing with you forward-looking statements, and as such, they’re protected under the Private Securities Litigation Reform Act of 1995. And if you require additional information on the financial projections we’ll be sharing with you, you can go to www.Invitrogen.com, and there’s a full reconciliation between GAAP and our pro forma financial statements there.

Here’s the agenda that we want to share with you today over the next 20, 25 minutes or so. It’s really to recap the Invitrogen strategy; talk about the transaction between Invitrogen and Applied Biosystems; give you really the rationale of why we’re bringing together these two great companies. Then I’ll have Mark Stevenson come up and talk about the new company we are creating together. And because there has been so many questions about what we think is a very exciting area of growth for the new company is to give you an update first just on the integration, but also then, importantly, next generation sequencing platform from Applied Biosystems, called SOLiD.

If you look at Invitrogen over the last few years, we were pursuing a two-pronged growth strategy. First was to optimize our core business, which has 35,000 different products, a variety of different applications across genomics to cell biology. We were really looking at continuing to build out that proprietary portfolio. About 65% of all our products are patent protected. Create differentiated levels of service so that we could charge customers different prices for the different level of intimacy we’re able to deliver through pretty advanced merchandising systems. And then just really working our factories to get our business to be ever-more profitable.

Taking that money then and putting it into higher growth areas like cell biology or applied markets where you can use your biology into environmental testing or other applications like that.

And so both of these things we were working on. And quite frankly, when we think about coming together with Applied Biosystems, it greatly accelerates both dimensions of this growth strategy.

Now looking back over the last couple of years just in terms of Invitrogen, if you look at our revenue with a compound annual growth rate of 9%, pro forma operating margin growing just under 15% and you can see an ever-increasing level of profitability each and every year in terms of our operating margin percentage.

And a lot of people have asked me what’s different now in 2008 as you bring together Invitrogen and Applied Biosystems versus back in 2006 when we were integrating about eight different companies at once and implementing well over $100 million of very sophisticated information systems?

And so we put together this chart to really show you how, since that time, we finished out that kind of first phase of our growth strategy, and we think we have an incredibly robust business that has enabled us to really integrate together nicely with Applied Biosystems. So whether it’s having a complete product portfolio that we were quite satisfied with from genomics to cell biology or looking at our website and information systems, all of those previous acquisitions were integrated and all of that previous very large information systems implementation was completed.

So now let me get into the transaction overview. Here’s just some basics for you of the Invitrogen Applied Biosystems merger. Invitrogen will be acquiring all of the Applied Biosystems shares. ABI shareholders will receive 45% in cash and 55% in Invitrogen shares and they can elect to take all cash or all stock, subject to proration.

We will be taking on $2.4 billion in debt. The total debt will be about $3.5 billion. That puts us at about 3.5 times leverage. But as you will see in the pro forma cash flow, we pay that down extremely quickly because this business, as it comes together, is an enormous free cash flow generator.

The combined company will be based in Carlsbad, California. We will have about 10,000 employees, one of the largest life sciences companies when we come together. And we expect to close this deal in November.

And here is really then those pro forma financials. Before, just Invitrogen stand-alone, $1.4 billion in revenue. You can see the free cash flow, $255 million. And then when we come together, $3.6 billion; pro forma operating margin of $816 million; and producing free cash flow of $714 million. Per my point of being able to pay down this debt associated with this transaction fairly rapidly.

And then when you look at the combined company in terms of where it racks and stacks across the life science industry space, you can see the combined company will be one of the largest pure play life science companies in the world when you normalize other companies and take out their non-life science components. So we think that size and that scale is going to allow us to greatly innovate even faster than each company had done individually and be able to touch and penetrate more accounts than each company had been able to do individually.

Let me now really talk more about some of those reasons of why you bring these two companies together. I think there’s really five reasons I want to share with you of why I think this is a great fit.

First, the two businesses are incredibly complementary; really no overlap. Second, per my point before, scale up the integration innovation, move life science even faster. Three, we’re going to have one of the broadest commercial networks in the world, again, to be able to touch more customers, go deeper on their science and hopefully sell them more. Fourth, be able to have the scale to move into very fast-growing markets. And five, I think when you see this, this is going to be a very financially attractive deal.

So number one, complementary products. At its most basic level, what we’re doing is bringing together the most – the premier consumables company, Invitrogen, with the premier systems company, Applied Biosystems. And together, we will be able to span the whole continuum of life science from foundational tools, basic tools, to complete systems to allow the work to get done. And really, those of you know this space know that the complexity is increasing exponentially in life sciences today and you need to have this continuum of basic tools to very sophisticated systems in order to help scientists really do their discovery.

Second reason that there is a really great fit here is that when you look at the focus point of each company, it creates an entirely unified work flow approach for customers that want it. So Invitrogen was more on the front end of experimentation, getting experiments ready, sample preparation, whereas Applied Biosystems was really more about the second part of that in terms of conducting the experiment, doing the detection, the analysis, and the interpretation. And by bringing these two companies together, for example, around sequencing, we can provide an incredibly well-done work flow that we think will over time minimize work and really be the preferred choice of all scientists and some of these critical workflows going forward.

Second point is around innovation. And there’s just some basic facts around the combination of these two companies that I think is incredibly interesting and compelling. When you look at the R&D spend, combined company will spend about $300 million in R&D, one of the largest spends in terms of innovation and discovery in life science tools. And then second in terms of the patent estate and licenses, exclusive licenses, this company will be formidable not only in life sciences, but generally across virtually every industry in the world today of having over 3600 patents and licenses under exclusive control. So we will have really broad freedom to operate and the ability then to navigate and move into a lot of different areas as science continues to unfold.

Three is a complementary commercial network. When you look at the two skill sets of the two sales forces that we’re bringing together – and by the way, we’re not counting on any savings in terms of our integration or on sales forces, so we expect incredibly minimal disruption to the sales force. Invitrogen was all about repeat business. Tight intimacy with the customer, average sales price was $450. You had to have a really good one-to-one relationship in transactional excellence. And ABI had much higher level relationships, selling higher inside the labs and the organizations, and they’re really all around dependability, service network and following up. So you bring these two organizations together, you put them over time on a consistent customer relationship platform. We will know more, we will see more of what is going on in life science really than any other business in this industry.

Fourth is a great platform to move into some of the most exciting areas of life sciences today. There is no doubt that biology has reached the point in kind of history to where it has matured and it’s moving into general society, whether it’s human identification or the use for environmental testing. You can see just some of these very fast-growing markets, where the combination of these two companies is going to have a great footprint and a great capability to really grow much faster. And so we are incredibly excited not just about serving our traditional life science researcher base, but taking these technologies, creating new, focused commercial segments and going after them or building them out, even more than was done so in the past.

Five is just the financial attractiveness of this deal. What we have publicly communicated is $175 million of synergies by year three. It’s $125 million of cost and $50 million of revenue for total value creation of $175 million. And we are well on our way, as Mark will share with you in a moment, to realizing that and internally, obviously, hopefully more, to really deliver on the promise of this combined company.

So, with that, I’m now going to turn it over to Mark. Mark is going to take you through the new company, talk more about the integration and then really get into the SOLiD platform. Mark?

Mark Stevenson - Applied Biosystems - President and COO

Thanks, Greg. So when we really look about the vision we have for the new company, this can really take us in, as Greg said, not only into the research space, but really out into improving the human condition. There are several areas that we look at to do this. The first is the work we’re doing and ever lower bringing down the cost of doing the human genome. So the personalized genome we published some data earlier this year at $60,000. We will be pushing beyond $10,000. With the new company we’ll be able to push that down and make a reality of the $1000 genome.

We’re also looking at the trends into safer food and water, huge interest in the Ag bio area as we bring out some of these modified products that come into this space, into new efficient fuels, the interest in synthesizing and synthetic biology allows us with the capabilities we have in the new company to go into those spaces where those will transplant some of the fuels we know today; as well as just a tremendous interest in a healthier environment. What does that mean from sort of personal, what we eat, what we ingest as well as into the air and water.

So the products that we will bring out will allow us to go through this — the diverse set of portfolio. By geography, we will be very diverse. The new company — about 44% will be here in the United States. Europe is a big area for both companies. Asia Pacific is growing very strongly. And we will do — as Greg pointed out, both companies have scale now to come together in markets like China and India and really put a footprint and there.

About 50% will remain government and academic. It’s very stable business in grants that come through. And the pharma and biotech is a 30% segment, with increasingly into some of these Applied Markets when we look into beyond DNA forensic testing into some of the diagnostic opportunities.

And then finally, the new company comes together and has a broad base of recurring revenue streams that come from consumables. Nearly 75% of our revenue is consumables and services. 14% is in the instruments and systems that consume those consumables. And then 12% is in mass spectrometry and we’ll continue to work in looking opportunities to expand the recurring base we already have there and service beyond that.

One of the things that was very attractive as we completed the financing was the attractive cash generating of this business model. The nature of the consumable business being that we have high margins from there. We have high visibility, as well. It’s very predictable business. These are the bread and butter that’s use every day in laboratories around the world. It generates a strong cash flow because we have relatively a low capital intensive business. And so going forward, the new company will continue to have a very solid balance sheet and we will intend to get reduced down to three times within our first year of the EBITDA.

So the guidance we’ve given out when you look at the new company is that we will see organic revenue growth go forward here in mid single digits. The earnings guidance for the first full calendar year as we move to a calendar year is $2.60. So it will be highly accretive acquisition as we drive forward into the revenue and cost synergies.

And as we look out and we look out to this trend of continued growth diverse and revenue, new products, next generation sequencing, you look out over this period, this will be close to a $5 billion company as you model out that single revenue growth and as we look at the synergies, driving through from both the operating margin and costs that I’ll go into a little more detail, those drivers as we take out some of the costs and the productivity we expect to gain, will give us about 50 basis points each year, and so we will go out to be in the high 20s when you look out to the four to six-year time horizon.

So we really passionate believe – and when you speak to employees internally, when you go out and visit customers, they really see the rationale of bringing together this combined company to create this world-class biotechnology tools company. As Greg highlighted, the complementary products, the scaled-up R&D, the enhanced commercial networks, entering into this presence of the high-growth markets, and finally, financially attractive. So very important drivers and everyone gets it.

Let me take you down to another couple of level down, though. As I go down then in the next part of the talk, just to dig down a little bit deeper on so how is that integration really going?

Firstly, let me highlight, we announced last week that we have the new management team, consists below Greg and myself and four operating divisions that highlight our molecular biology, the consumables, the real-time PCR, the simple prep businesses. Our genetic systems bringing together tremendously strong franchise across sequencing, next generation sequencing, research, applied markets. The mass spectrometry business, that brings together our leading franchise in mass spectrometry. And then cell systems that brings across a focus on the cell, all the way from the research side, looking as cell therapy, stem cells, all the way down to growing sales in a bioproduction environment.

So we have strong leaders across that from both sides of the company. We put together global services and organizations and best practice, and we will take that from both sides of the company to leverage and develop the next level down of the organization.

We’ve put together a very detailed integration planning. We started just after kickoff at the end of June with this process. Preparing, and had a kickoff meeting. We’ve been initiating those detailed plans. We’ve already gone through what it will look like on day one for the company.

We had a top-down model of what the synergies would look like from revenue and cost. We’ve gone out to the teams. We put together dedicated teams of about 60 people from each company, had them go and validate what would that exactly mean? How would we get at that cost synergy over what time? What would we consolidate?

We’ve done work in the last couple of weeks at the beginning of September here sharing the vision of the integrated management team, completing that. And we will have two more meetings later on during this week to bring the teams back together and go through exactly what it will look like for the customers and employees on day one when this transaction closes.

We have a deliverable for the teams to come back at the end of September and validate again the bottoms-up synergies and complete that as we finalize the budgets for the new operating company as we go into 2009.

Then during October, we’re going to go around the regions and have dry runs of the day one to make sure all the systems function well. We have desks to operate this. So that by the time we get into mid-October, we will be ready and absolutely set for the start of the new company.

We’ve put together, with the help of Deloitte, an integration management office that ran these detailed teams for us. We have detailed teams working from synergy capture to doing things in a clean environment that the two companies couldn’t share otherwise as two separate companies. Working through various functional groups to get at both how we will communicate to customers on day one, what we’ll communicate to employees. And we have a weekly steering group meeting where Greg and myself and David and the IT CIO get together to discuss the major decisions of each week from this integration team. So the integration is going very well and we feel very confident on track to put these two leading companies together.

Let me show you a couple of slides now on next generation sequencing since we also get a tremendous number of questions on this, not surprisingly, because we really got a genomic revolution going on again, where people can see a pathway through where we can really see a change to improve diagnosis and disease, where people can imagine a time where we’re going to do in a clinical trial at birth genomic studies, and where we’re going to take that baseline and monitor with drug treatment over time.

So we’ve got tremendous confidence in the technology we are backing, which is our solid next generation technology. We have the highest output of any run of any platform out there, both in our R&D and our labs, and I will show you a slide on that.

One of the tremendous features we liked was the two basing coating, that gives you tremendous accuracy. If you are going to do short runs and you’re going to do coverage of the genome, very important to get that accuracy and the calling of the database. And you will see publications coming out that have confirmed that. We have best in class field support when you’re bringing out new technology, particularly as you get outside the US, very important and give support and service. We have large infrastructure with strong relationships to those customers and we believe the combined company can further improve the platforms. We believe there are opportunities and improved front end, the sample prep, that we — walk away capabilities to further automate the system, as well as using the expertise Invitrogen have on labeling and molecular biology expertise to further develop some of the kits.

Give you a sense of what this looks like, and we’ve quoted pretty much we are following Moore’s Law here except we are doing it in a more compressed time frame. About every three months, we’ve been doubling the throughput. If you look at this graph here, from where we were last October, when we launched solid 1.0, we got about three gigabases from the system. Put it in context, the human genome is about a three gigabase run, so if you run it once, you are running one human genome.

During May, we launched version 2.0 of the system. During that system, we specked it at 6 gigabases. Actually now, as we look today, we’re getting customers to who are doing in their hands 13 gigabases in the run; in our R&D labs we’re getting 17 gigabases.

Next week we’ll be announcing the next version of SOLiD, SOLiD 3.0, that will include in that the capability to go beyond where we are. Customers will be able to get 20 Gigs. We are already getting 25 Gigs in our labs. Again, when you look out to where we will be going into 2009, this chart shows we’ll be up to 50 Gigs. Again, if you take the human genome and you do maybe a 20X, 30X coverage of that, in a 35 gigabase run, you’re going to sequence that for less than $10,000.

So what you have here is the technology going out where we are enabling the $10,000 genome. People talked about the next generation sequencing will do the 100,000. We are now into the next, next generation sequencing, where we are enabling the $10,000 genome, and we haven’t finished there. We’re very confident as we make application kits to do gene expressing, to do methylome studies, to do Epigenetics.

To go on further, we think we can get down and further order the beads and the arrays, which will allow us to get further down into an ordered array slide, which will take you sub to the 5K genome.

And then as we bring these two companies together, you will see further technologies that will enable us to go into that single molecule sequencing area and continue to maintain the leadership position in this market.

So hopefully I portrayed to you both the tremendous excitement that we see and opportunity as we bring these two companies together, the detailed practical reality of the progress we’re making as we go through this. Very much on track as we bring it together and we’re looking forward to closing the transaction.

Thank you very much for your time.

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FORWARD LOOKING STATEMENTS

Some statements made by Applied Biosystems Inc. (formerly Applera Corporation, the “Company”) or Invitrogen Corporation (“Invitrogen”) contained in, or incorporated by reference in, this communication are forward-looking and are subject to a variety of risks and uncertainties. These forward-looking statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “intend,” and “anticipate,” among others. Such forward-looking statements include statements regarding our decision to enter into an agreement for a sale of the Company, the ability of the Company and Invitrogen to complete the transaction contemplated by the definitive agreement, including the parties’ ability to satisfy the conditions set forth in the definitive agreement, and the possibility of any termination of the definitive agreement. The forward-looking statements contained in this report are based on our current expectations, and those made at other times will be based on our expectations when the statements are made. We cannot guarantee that any forward-looking statements will be realized.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  To comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from anticipated results or other expectations expressed in forward-looking statements. We also note that achievement of anticipated results or expectations in forward-looking statements is subject to the possibility that assumptions underlying forward-looking statements will prove to be inaccurate. Investors should bear this in mind as they consider forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by the stockholders of the Company and Invitrogen, as well as of regulatory agencies, the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of the Company’s operations and those of Invitrogen will be greater than expected, the impact of competition and other risk factors included in the Company’s and Invitrogen’s reports filed with the SEC. The risks and uncertainties that may affect the operations, performance, development, and results of our business include, but are not limited to, those described under the heading “Risks Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, as updated by our subsequent Quarterly Reports on Form 10-Q.  We note that our business could be affected by other factors that we have not disclosed because we think they are immaterial.  Also, there may be additional risks and uncertainties that could affect our businesses but that are not currently known to us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger contemplated in the Agreement and Plan of Merger, dated as of June 11, 2008, as amended on September 9, 2008, by and among Invitrogen, Atom Acquisition, LLC and the Company, Invitrogen filed a definitive joint proxy statement/prospectus of the Company and Invitrogen with the Securities and Exchange Commission (the “SEC”) on September 11, 2008.  Copies of the definitive joint proxy statement/prospectus were mailed to stockholders of the Company and Invitrogen on September 12, 2008.  Investors and security holders are urged to read the definitive joint proxy statement/prospectus because it contains important information.  You may obtain a free copy of the definitive joint proxy statement/prospectus and other related documents filed with the SEC by the Company and Invitrogen at the SEC’s website at www.sec.gov.  The definitive joint proxy statement/prospectus and the other documents may also be obtained for free at the Company’s website at http://www.appliedbiosystems.com or at Invitrogen’s website at http://www.invitrogen.com.

The Company and Invitrogen and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in respect of the transactions contemplated in connection with the proposed merger.  You can find information about the Company’s executive officers and directors in the definitive joint proxy statement/prospectus.  You can find information about Invitrogen’s executive officers and directors in the definitive joint proxy statement/prospectus and in Invitrogen’s definitive proxy statement filed with the SEC on March 5, 2008.  You may obtain free copies of these documents from the Company or Invitrogen, as applicable, by using the contact information above.

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